Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER, PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is given by the undersigned Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Columbia Banking System, Inc. (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant's quarterly report on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant

/s/ Clint E. Stein
Clint E. Stein
Chair, Chief Executive Officer and President
Columbia Banking System, Inc.

/s/ Ivan A. Seda
Ivan A. Seda
Executive Vice President, Chief Financial Officer and Principal Financial Officer
Columbia Banking System, Inc.

/s/ Brock M. Lakely
Brock M. Lakely
Executive Vice President, Chief Accounting Officer and Principal Accounting Officer
Columbia Banking System, Inc.

August 4, 2026